UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective July 27 2007, the company and two wholly owned subsidiaries (collectively “Borrower”) entered into a Loan and Security Agreement dated as of June 30, 2007 (amended February 8, 2008) with Gerber Finance Inc. (“Lender”). Each Borrower is jointly and severally liable for all borrowings and other obligations to the Lender under the Agreement. See Registrant’s Form 8-K filed July 31, 2007 and Form 10-Q filed February 11, 2008.

On June 11, 2008 Lender effective May 30, 2008 entered into an Amendment to Loan and Security Agreement and Waiver of Default (the “Amendment”) that among other things (1) waived a default by Borrower, (2) amended a financial covenant that required Borrower’s liabilities at the end of each month not exceed two times Borrower’s Net Worth to provide that Borrower’s liabilities at the end of each month shall not exceed five and one-quarter times Borrower’s Net Worth, (3) amended the definition of Eligible Inventory to exclude Iceland Health inventory and product branded or labeled Iceland Health, and (4) reduced the Minimum Average Monthly Loan Amount from $1.5 million to $1.0 million. The Company paid to Lender a one-time payment of $15,000 in connection with the Amendment. If the Company fails to satisfy the amended financial covenants, then unless the Company obtains a further waiver, the Company will be required to repay the then outstanding principal that it owes to the Lender, together with interest and fees.

The foregoing summary of certain terms of the Amendment is qualified by reference to the actual terms of the Amendment that is included as an exhibit with this filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.01
Form of AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER OF DEFAULT dated as of May 30, 2008, with GERBER FINANCE INC. as Lender and NUTRITION 21, INC., NUTRITION 21, LLC, and ICELAND HEALTH, LLC as Co-Borrowers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc.
(Registrant)

Date: June 12, 2008	By: /s/ Gerard Butler
Gerard Butler
Co-Chief Executive Officer

By: /s/ Michael Fink
Michael Fink
Co-Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.01
Form of AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER OF DEFAULT dated as of May 30, 2008 with GERBER FINANCE INC. as Lender and NUTRITION 21, INC., NUTRITION 21, LLC, and ICELAND HEALTH, LLC as Co-Borrowers